Exhibit 10.5
SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this "Agreement") is made and entered into as of November 18, 2009, by and among Offshore Petroleum Corp. a Delaware corporation, as buyer (the "Company") and NPT Oil Corporation Ltd., a Cayman company (“NPT”).

RECITALS:

WHEREAS, NPT owns all of the issued and outstanding capital shares of Atlantic Petroleum Ltd., a Cayman Islands company ("Atlantic"), such shares being referred to herein as the “Atlantic Shares;"

WHEREAS, NPT owns all of the issued and outstanding capital shares of Bahamas Exploration Limited, a Cayman Islands company ("Bahamas"), such shares being referred to herein as the “Bahamas Shares;" and

WHEREAS, NPT desires to sell to the Company, and the Company desires to purchase from NPT, the Atlantic Shares and the Bahamas Shares (together, the “Shares”) on the terms and subject to the conditions of this Agreement;

WHEREAS, Atlantic and Bahamas have each submitted applications to the Government of the Commonwealth of the Bahamas to license certain offshore oil and gas exploration rights as more particularly described in Schedule “B” hereto (the “Licenses”).

NOW THEREFORE, for and in consideration of the premises and the mutual promises and undertakings contained herein, and for other good and valuable consideration, and subject to the terms and conditions of this Agreement, the parties hereto agree as follows:

1.      PURCHASE AND SALE.

1.1      Sale and Purchase of the Atlantic and Bahamas Shares.  On the terms and subject to conditions of this Agreement, upon payment of the Purchase Price (as defined below) at the Closing (as defined below), NPT shall sell and deliver to the Company, free and clear of all claims, security interests, liens or other encumbrances of any nature, and the Company shall purchase, all of the Shares.

1.2      Technical Information.  NPT has purchased or collected certain technical information about the properties to be leased by Atlantic and Bahamas pursuant to the Licenses, the cost of which currently is reflected as an inter-company payables from Atlantic and Bahamas to NPT.  The parties agree that such cost is included in the Purchase Price and such inter-company payable shall be forgiven and cancelled at Closing (as defined below).

1.3      Purchase Price.  The purchase price for the Shares (the “Purchase Price”) shall be as follows: (a) the Company shall execute and deliver to NPT a promissory note in the principal amount of One Million Five Hundred Thousand U.S. Dollars ($1,500,000) bearing interest at 5% per annum and payable at any time over a two-year term (the “Note”) and (b) the Company shall issue and deliver to NPT 15,000,000 common shares of the Company (the "Exchange Shares").  The Exchange Shares, will be, when issued and delivered, validly issued, fully paid, and nonassessable.  The Exchange Shares will not be subject to any liens, encumbrances, preemptive rights, options or similar rights on the part of any shareholder or creditor of the Company or any other person.

1.4      Direction of Exchange Shares.  NPT hereby instructs the Company to issue the Exchange Shares, at Closing, to NPT’s shareholders (the “NPT Shareholders”) in the amounts set forth opposite the names of such Shareholders as provided in Schedule A hereto.  NPT represents and warrants to the Company that all of the parties listed in Schedule A are accredited investors as that term is used in Regulation D (as defined below).

1.5      Restricted Status of Exchange Shares.  The parties understand and agree that upon issuance at Closing the Exchange Shares will not have been registered under the Securities Act of 1933, as amended ("Act"), and will be issued by the Company in reliance upon exemptions from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act (“Regulation D”).  Upon issuance at Closing, the Exchange Shares will be "restricted securities" as that term is defined in Rule 144(a) of the General Rules and Regulations under the Act and must be held indefinitely, unless they are subsequently registered for re-sale under the Act or an exemption from such registration requirements is available for their resale.  All certificates evidencing the Exchange Shares shall, unless and until removed in accordance with applicable law and regulations, bear a restrictive legend substantially in the following form:

"The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and are "restricted securities" as that term is defined in Rule 144 under the Act.  These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act."

1.6      Closing.  Subject to the conditions precedent set forth herein, the closing of all transactions herein contemplated (the "Closing") shall take place at a place and time mutually agreed by NPT and the Company on or before November 30, 2009 (the "Closing Date").  This Agreement shall be effective and binding when signed by all of the parties hereto.  As further described in Section 7 hereof, the initial closing will be an escrow closing.

1.7      Resignation of Officers and Directors of Atlantic and Bahamas.  At the Closing, the current respective officers and directors of Atlantic and Bahamas shall resign and persons chosen by the Company shall be elected as the respective directors and officers of Atlantic and Bahamas.

1.8      Further Assurances.  The Company and NPT agree to execute such additional documents and instruments and to take or to cause to be taken all actions which the Company and NPT deem necessary or appropriate to complete the transactions contemplated by this Agreement, both before and after the Closing.

2.      CAPITALIZATION

2.1      The Company's Capitalization at Closing.  Immediately prior to the Closing, the Company shall have issued and outstanding not more than 32,000,000 shares of common stock.  At the Closing, the Company will not, without the prior written consent of NPT, have issued or outstanding any other shares of common stock, nor any options or other rights to purchase its stock, nor any instrument convertible into or exchangeable for its stock.

3.      REPRESENTATIONS AND WARRANTIES OF NPT WITH RESPECT TO ATLANTIC.  NPT hereby represents and warrants to the Company that the following representations and warranties with respect to Atlantic are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

3.1      Payment of Costs.  NPT acknowledges and agrees that it has advanced certain amounts to Atlantic with respect to payment of costs related to obtaining the Licences and agrees that it will continue to advance all the fees and expenses necessary to obtain the Licences.  All amounts owed by Atlantic to NPT as provided in the financial statements of Atlantic shall be forgiven at closing of Escrow

3.2      Best Efforts to Obtain the Licenses.  NPT agrees to use its best effort to cause all maters required by the Government of the Commonwealth of the Bahamas to be approved and completed by Atlantic and to obtain the Licenses whether before or after the Closing and to obtain any consent require by the Bahamian Government for the change in ownership of Atlantic.

3.3      Organization and Standing.  Atlantic is, and on the Closing Date will be, duly organized, validly existing and in good standing under the laws of the Cayman Islands, with all requisite power and authority to carry on the business in which it is engaged, to own the properties and assets it owns, and is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

3.4      Capitalization.  Other than the Atlantic Shares, no other shares of capital stock have been issued.  The single issued and outstanding share of capital stock of Atlantic has been duly authorized, validly issued, and is fully paid and nonassessable.  Atlantic does not have outstanding any option, warrant or similar instrument and is not a party to or bound by any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, whereby Atlantic is bound to issue shares of its capital stock or any instrument or right convertible into or exchangeable for shares of its capital stock, nor relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of Atlantic of any type or class.

3.5      Litigation.  There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting Atlantic or any of its properties or assets in any court or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum which, if determined adversely to Atlantic, would materially affect its business, prospects, properties or financial condition or Atlantic's right to conduct its business as being conducted or expected to be conducted.  There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which Atlantic is a party or by which it is bound or affected.

3.6      Nature of Representations.  All statements made in this Agreement, or in any Schedule hereto, or in any document or certificate executed and delivered herewith, by or on behalf of Atlantic are true, correct and complete as of the date of this Agreement and will be so as of the Closing Date.  All statements contained in any certificate made by any official of Atlantic and delivered to the Company shall be deemed representations and warranties of or on behalf of Atlantic.

3.7      Compliance with Laws and Permits.  To the best of NPT’s knowledge, Atlantic has complied in all material respects with its Memorandum and Articles of Association and such other of its organizational documents as may exist (each as amended to date), all applicable laws, regulations and rules, all applicable orders, judgments, writs, decrees or injunctions of federal, state and municipal governments or any department, agency or other instrumentality thereof, domestic or foreign, applicable to its business or properties, and has not done or omitted to do any act or acts which singly or in the aggregate are in violation of any of the foregoing.  To the best of NPT’s knowledge, Atlantic has obtained all federal, state and municipal licenses and permits necessary to its properties and operations, is not in violation of any such license or permit and has not received any notification that any revocation or limitation thereof is pending or threatened.

3.8      No Undisclosed Material Liabilities.  Atlantic has not incurred any liabilities or obligations whatever (whether direct, indirect, accrued, contingent, absolute, secured or unsecured or otherwise) affecting or related to its assets, including liabilities as guarantor or surety or otherwise for the obligations of others and tax liabilities due or to become due,.  There is no basis for any material claim against Atlantic's , except as disclosed in writing to the Company.  Atlantic has no creditors whose prior consent might be required by law to the sale of the Atlantic Shares except as set out herein.

3.9      Material Transactions and Adverse Changes.  Except as has been disclosed in writing to the Company, Atlantic has not, and as of the Closing Date will not, have: (i) suffered any materially adverse change in its assets taken as a whole; (ii) suffered any damage or destruction in the nature of a casualty loss to any one or more of its assets, whether or not covered by insurance, which singly or in the aggregate are materially adverse to the properties or business of Atlantic;  (iii) made any change in any method of accounting or accounting practice, including the revaluation of any of its assets; or (iv) agreed in writing or otherwise to take any action described in this Section.

3.10    Taxes.  All income, excise, unemployment, social security, occupational, franchise, ad valorem and/or other taxes, duties, assessments or charges levied, assessed or imposed upon Atlantic by any federal, state or municipal government or subdivision or instrumentality thereof have been duly paid or adequately provided for, and all required tax returns or reports concerning any such items have been duly filed.  Atlantic has not waived any statute of limitations with respect to any tax liability whatever for any period prior to the date of this Agreement or agreed to any extension of time with respect to a tax assessment or liability.

3.11    Indebtedness to and from Affiliates.  Atlantic is indebted to NPT as described in section 3.1 above.  Atlantic is not indebted to any officer, director, employee or shareholder thereof as of the date of this Agreement, and no money or property is owed to Atlantic by any officer, director, employee or shareholder thereof, and none will be owed as of the Closing Date.

3.12    Documents Genuine.  All originals and/or copies of Atlantic’s Memorandum and Articles of Association, as amended to date, and all minutes of meetings and written consents in lieu of meetings of directors and shareholders of Atlantic, financial data, and any and all other documents, material, data, files, or information which have been or will be furnished to the Company, are and will be true, complete, correct and unmodified originals and/or copies of such documents, information, data, files or material.

3.13    Financial Statements and Records.  Atlantic will provide to the Company copies of its financial statements back to inception, and all such statements shall fairly present the assets, liabilities and financial condition of Atlantic as of the respective dates thereof, and all shall have been prepared in conformity with generally accepted accounting principles, consistently applied during the periods covered.  Atlantic also will furnish to the Company copies of its other books, accounts and records.

3.14    Employees and Salaries.  Atlantic has no employees or salaries due to any employee.

3.15    Insurance.  Atlantic does not carry any insurance.

3.16    Authorization and Validity. The execution, delivery and performance by NPT on behalf of  Atlantic of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Atlantic and all necessary approvals of the shareholder(s) of Atlantic will have been obtained by the Closing Date.  This Agreement and any other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by NPT on behalf of Atlantic and constitutes and will constitute legal, valid and binding obligations of Atlantic, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

 3.17   Consents; Approvals; Conflict.  Except as set out herein, no consent, approval, authorization or order of any court or governmental agency or other body is required for the Company to consummate the purchase of the Atlantic Shares as contemplated herein.  Neither the execution, delivery, consummation or performance of this Agreement shall conflict with, or constitute a breach of, and no prior approval is necessary by or under, Atlantic’s Memorandum and Articles of Association or any note, mortgage, indenture, deed of trust, lease, obligation, or other agreement or instrument to which Atlantic is a party.  In particular and without limiting the generality of the foregoing representations, except as set forth herein no consent is needed from the Government of the Bahamas in connection with Atlantic’s proposed license agreement with the Government of the Bahamas as a result of the change in control of Atlantic that may deemed to have occurred upon closing of Escrow as set out in this Agreement.

3.18    Restrictive Covenants.  Prior to the Closing, Atlantic shall conduct its business in the ordinary and usual course without unusual commitments and in compliance with all applicable laws, rules, and regulations.  Furthermore, Atlantic will not, without the prior written consent of the Company, (i) make any changes in its capital structure, (ii) incur any liability or obligation other than current liabilities incurred in the ordinary and usual course of business, (iii) incur any material indebtedness for borrowed money, (iv) make any loans or advances other than in the ordinary and usual course of business, (v) declare or pay any dividend or make any other distribution with respect to its capital stock, (vi) issue, sell, or deliver or purchase or otherwise acquire for value any of its stock or other securities, or (vii) mortgage, pledge, or subject to encumbrance any of its assets or properties or sell or transfer any of its assets, leases or material contracts or properties, except in the ordinary and usual course of business.

3.19    Disclaimer of Further Warranties; Etc. Except as expressly set forth in this Agreement and the Schedules hereto, the Company has made no other representation or warranty to NPT, Atlantic, Bahamas or the Shareholders in connection with the transactions contemplated herein.  NPT's decision to enter into this Agreement and the exchange contemplated herein is based upon its own independent judgment and investigation and not on any representations and warranties of the Company other than those expressly stated in this Agreement and in the Schedules hereto.

3.20      Royalties.  The Company acknowledges the properties proposed to be licensed by Atlantic pursuant to the Licenses will be subject to royalties on any production from the properties licensed on terms and conditions as described in Schedule “C” hereto.

4.     REPRESENTATIONS AND WARRANTIES OF NPT WITH RESPECT TO BAHAMAS.  NPT hereby represents and warrants to the Company that the following representations and warranties with respect to Bahamas are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

4.1  Payment of Costs.  NPT acknowledges and agrees that it has advanced certain amounts to Bahamas with respect to payment of costs related to obtaining the Licenses and agrees that it will continue to advance all the fees and expenses necessary to obtain the Licenses. All amounts owed by Bahamas to NPT as provided in the financial statements of Bahamas shall be forgiven at closing.

4.2  Best Efforts to Obtain the Licenses.  NPT agrees to use its best effort to cause all maters required by the Government of the Commonwealth of the Bahamas to be approved and completed by Bahamas and to obtain the Licenses whether before or after the Closing and to obtain any consent require by the Bahamian Government for the change in ownership of Bahamas.

4.3 Organization and Standing.  Bahamas is, and on the Closing Date will be, duly organized, validly existing and in good standing under the laws of the Cayman Islands, with all requisite power and authority to carry on the business in which it is engaged, to own the properties and assets it owns, and is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

4.4  Capitalization.  Other than the Bahamas Shares, no other shares of capital stock have been issued.  The single issued and outstanding share of capital stock of Bahamas has been duly authorized, validly issued, and are fully paid and nonassessable.  Bahamas does not have outstanding any option, warrant or similar instrument and is not a party to or bound by any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, whereby Bahamas is bound to issue shares of its capital stock or any instrument or right convertible into or exchangeable for shares of its capital stock, nor relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of Bahamas of any type or class.

4.5  Litigation.  There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting Bahamas or any of its properties or assets in any court or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum which, if determined adversely to Bahamas, would materially affect its business, prospects, properties or financial condition or Bahamas' right to conduct its business as being conducted or expected to be conducted.  There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which Bahamas is a party or by which it is bound or affected.

4.6 Nature of Representations.  All statements made in this Agreement, or in any Exhibit or Schedule hereto, or in any document or certificate executed and delivered herewith, by or on behalf of Bahamas are true, correct and complete as of the date of this Agreement and will be so as of the Closing Date.  All statements contained in any certificate made by any official of Bahamas and delivered to the Company shall be deemed representations and warranties of or on behalf of Bahamas.

4.7 Compliance with Laws and Permits.  To the best of NPT’s knowledge, Bahamas has complied in all material respects with its Memorandum and Articles of Association and such other of its organizational documents as may exist (each as amended to date), all applicable laws, regulations and rules, all applicable orders, judgments, writs, decrees or injunctions of federal, state and municipal governments or any department, agency or other instrumentality thereof, domestic or foreign, applicable to its business or properties, and has not done or omitted to do any act or acts which singly or in the aggregate are in violation of any of the foregoing.  To the best of NPT’s knowledge, Bahamas has obtained all federal, state and municipal licenses and permits necessary to its properties and operations, is not in violation of any such license or permit and has not received any notification that any revocation or limitation thereof is pending or threatened.

4.8 No Undisclosed Material Liabilities.  Bahamas has not incurred any liabilities or obligations whatever (whether direct, indirect, accrued, contingent, absolute, secured or unsecured or otherwise) affecting or related to its assets, including liabilities as guarantor or surety or otherwise for the obligations of others and tax liabilities due or to become due.  There is no basis for any material claim against Bahamas's assets, except as disclosed in writing to the Company.  Bahamas has no creditors whose prior consent might be required by law to the sale of the Bahamas Shares except as set out herein.

4.9 Material Transactions and Adverse Changes.  Except as has been disclosed in writing to the Company, Bahamas has not, and as of the Closing Date will not, have: (i) suffered any materially adverse change in its assets taken as a whole; (ii) suffered any damage or destruction in the nature of a casualty loss to any one or more of its assets, whether or not covered by insurance, which singly or in the aggregate are materially adverse to the properties or business of Bahamas;  (iii) made any change in any method of accounting or accounting practice, including the revaluation of any of its assets; or (iv) agreed in writing or otherwise to take any action described in this Section.

4.10 Taxes.  All income, excise, unemployment, social security, occupational, franchise, ad valorem and/or other taxes, duties, assessments or charges levied, assessed or imposed upon Bahamas by any federal, state or municipal government or subdivision or instrumentality thereof have been duly paid or adequately provided for, and all required tax returns or reports concerning any such items have been duly filed.  Bahamas has not waived any statute of limitations with respect to any tax liability whatever for any period prior to the date of this Agreement or agreed to any extension of time with respect to a tax assessment or liability.

4.11 Indebtedness to and from Affiliates.  Bahamas is indebted to NPT as described in Section 4.1 above.  Bahamas is not indebted to any officer, director, employee or shareholder thereof as of the date of this Agreement, and no money or property is owed to Bahamas by any officer, director, employee or shareholder thereof, and none will be owed as of the Closing Date.

4.12 Documents Genuine.  All originals and/or copies of Bahamas’s Memorandum and Articles of Association, as amended to date, and all minutes of meetings and written consents in lieu of meetings of directors and shareholders of Bahamas, financial data, and any and all other documents, material, data, files, or information which have been or will be furnished to the Company, are and will be true, complete, correct and unmodified originals and/or copies of such documents, information, data, files or material.

4.13 Financial Statements and Records.  Bahamas will provide to the Company copies of its financial statements back to inception, and all such statements shall fairly present the assets, liabilities and financial condition of Bahamas as of the respective dates thereof, and all shall have been prepared in conformity with generally accepted accounting principles, consistently applied during the periods covered.  Bahamas also will furnish to the Company copies of its other books, accounts and records.

4.14  Employees and Salaries.  Bahamas has no employees or salaries due to any employee.

4.15  Insurance.  Bahamas dos not carry any insurance..

4.16 Authorization and Validity. The execution, delivery and performance by or on behalf of Bahamas of this Agreement and any other agreements contemplated hereby, and the consummations of the transactions contemplated hereby and thereby, have been duly authorized by Bahamas and all necessary approvals of the shareholder(s) of Bahamas will have been obtained by the Closing Date.  This Agreement and any other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by or on behalf of Bahamas and constitutes and will constitute legal, valid and binding obligations of Bahamas, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

4.17 Consents; Approvals; Conflict.  Except as set out herein no consent, approval, authorization or order of any court or governmental agency or other body is required for the Company to consummate the purchase of the Bahamas Shares as contemplated herein.  Neither the execution, delivery, consummation or performance of this Agreement shall conflict with, or constitute a breach of, and no prior approval is necessary by or under, Bahamas’s Memorandum and Articles of Association or any note, mortgage, indenture, deed of trust, lease, obligation, or other agreement or instrument to which Bahamas is a party.  In particular and without limiting the generality of the foregoing representations, except as set out herein no consent is needed from the Government of the Bahamas in connection with Bahamas’s proposed licence agreement with the Government of the Bahamas as a result of the change in control of Bahamas that may deemed to have occurred upon closing of Escrow as set out in this Agreement.

4.18 Restrictive Covenants. Prior to the Closing, Bahamas shall conduct its business in the ordinary and usual course without unusual commitments and in compliance with all applicable laws, rules, and regulations.  Furthermore, Bahamas will not, without the prior written consent of the Company, (i) make any changes in its capital structure, (ii) incur any liability or obligation other than current liabilities incurred in the ordinary and usual course of business, (iii) incur any material indebtedness for borrowed money, (iv) make any loans or advances other than in the ordinary and usual course of business, (v) declare or pay any dividend or make any other distribution with respect to its capital stock, (vi) issue, sell, or deliver or purchase or otherwise acquire for value any of its stock or other securities, or (vii) mortgage, pledge, or subject to encumbrance any of its assets or properties or sell or transfer any of its assets, leases or material contracts or properties, except in the ordinary and usual course of business.

4.19 Disclaimer of Further Warranties; Etc. Except as expressly set forth in this Agreement and the Schedules hereto, the Company has made no other representation or warranty to NPT, Atlantic, Bahamas or the Shareholders in connection with the transactions contemplated herein.  NPT’s decision to enter into this Agreement and the exchange contemplated herein is based upon its own independent judgment and investigation and not on any representations and warranties of the Company other than those expressly stated in this Agreement and in the Schedules hereto.

4.20 Royalties.  The Company acknowledges the properties proposed to be licensed  by Bahamas pursuant to the Licenses will be subject to royalties on any production from the property on terms and conditions as described in Schedule “C” hereto.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to NPT that the following statements are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

5.1 Organization and Good Standing.  The Company is, and on the Closing Date will be, duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has no assets or liabilities, limited cash and currently conducts no business in any state.

5.2 Authorized Capitalization.  As provided in its Certificate of Incorporation, the authorized capital stock of the Company consists of 200,000,000 common shares, of which not more than 32,000,000 were issued and outstanding prior to the issue of the Exchange Shares.  There is no other type of securities are authorized for issue.

5.3 Outstanding Options, Warrants or Other Rights.  The Company does not have outstanding any option, warrant or similar instrument and is not a party to or bound by any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, whereby the Company is bound to issue shares of its capital stock or any instrument or right convertible into or exchangeable for shares of its capital stock, nor relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of the Company of any type or class.

5.4 Documents Genuine. All originals and/or copies of the Company's certificate of incorporation and bylaws, each as amended to date, and all minutes of meetings and written consents in lieu of meetings of shareholders, directors and committees of directors of the Company, financial data, and any and all other documents, material, data, files, or information which have been or will be made available for NPT to inspect, are and will be true, complete, correct and unmodified originals and/or copies of such documents, information, data, files or material and will be the only such documents, information, data, files and material.

5.5 Litigation.  There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting the Company or any of its properties or assets in any court or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum which, if determined adversely to the Company, would materially affect its business, prospects, properties or financial condition or the Company's right to conduct its business as it is intended to be conducted.  There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which the Company is a party or by which it is bound or affected.

5.6 Nature of Representations.  All statements made in this Agreement, or in any Schedule or Exhibit hereto, or in any document or certificate executed and delivered herewith, by the Company are true, correct and complete as of the date of this Agreement and will be so as of the Closing Date.  All statements contained in any certificate made by any official of the Company and delivered to NPT shall be deemed representations and warranties of the Company.

5.7 Compliance with Laws and Permits.  To the best of its knowledge, the Company has complied in all material respects with its Certificate of Incorporation and By-Laws and such other of its organizational documents as may exist (each as amended to date), all applicable laws, regulations and rules, all applicable orders, judgments, writs, decrees or injunctions of federal, state and municipal governments or any department, agency or other instrumentality thereof, domestic or foreign, applicable to its business or properties, and has not done or omitted to do any act or acts which singly or in the aggregate are in violation of any of the foregoing.

5.8 Material Transactions and Adverse Changes.  The Company has not, and as of the Closing Date will not, have: (i) suffered any materially adverse change in its assets taken as a whole; (ii) suffered any damage or destruction in the nature of a casualty loss to any one or more of its assets, whether or not covered by insurance, which singly or in the aggregate are materially adverse to the properties or business of the Company;  (iii) made any change in any method of accounting or accounting practice, including the revaluation of any of its assets; or (iv) agreed in writing or otherwise to take any action described in this Section.

5.9 Taxes.  All income, excise, unemployment, social security, occupational, franchise, ad valorem and/or other taxes, duties, assessments or charges levied, assessed or imposed upon the Company by any federal, state or municipal government or subdivision or instrumentality thereof have been duly paid or adequately provided for, and all required tax returns or reports concerning any such items have been duly filed.  The Company has not waived any statute of limitations with respect to any tax liability whatever for any period prior to the date of this Agreement or agreed to any extension of time with respect to a tax assessment or liability.

5.10 Indebtedness to and from Affiliates.  The Company is not indebted to any officer, director, employee or shareholder thereof as of the date of this Agreement, and no money or property is owed to the Company by any officer, director, employee or shareholder thereof, and none will be owed as of the Closing Date.

5.11 Employees and Salaries.  The Company has no employees or salaries due to any employee officer or director.

5.12 Authorization and Validity. The execution, delivery and performance by the Company of this Agreement and any other agreements contemplated hereby, and the consummations of the transactions contemplated hereby and thereby, have been duly authorized by the Company.  This Agreement and any other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by the Company and constitutes and will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

5.13 Consents; Approvals; Conflict.  No consent, approval, authorization or order of any court or governmental agency or other body is required for the Company to consummate the purchase of the Shares as contemplated herein.  Neither the execution, delivery, consummation or performance of this Agreement shall conflict with, or constitute a breach of, and no prior approval is necessary by or under, the Company’s Certificate of Incorporation, By-Laws or any note, mortgage, indenture, deed of trust, lease, obligation, or other agreement or instrument to which the Company is a party.

6.  ACKNOWLEDGEMENTS REGARDING THE COMPANY AND THE EXCHANGE SHARES.

6.1     NPT agrees as follows:

(a)       NPT, on behalf of itself and its Shareholders who will receive Exchange Shares at Closing, acknowledges and agrees that the Company has no current operations, revenues and limited cash.  NPT, on behalf of itself and its Shareholders who will receive Exchange Shares at Closing, recognizes that the Exchange Shares are speculative and involve a high degree of risk, and that the prospects and future success of the Company depend principally upon the Shareholders and current Company management.

(b)       NPT, on behalf of itself and its Shareholders who will receive Exchange Shares at Closing, represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operations, financial condition and plan of operation and the terms and conditions of the issuance of the Exchange Shares.

(c)       NPT, on behalf of itself and its Shareholders who will receive Exchange Shares at Closing, alone or together with its adviser(s), has such knowledge and experience in financial, tax and business matters as to enable it to utilize the information made available by the Company, in connection with the issuance of the Exchange Shares, to evaluate the merits and risks of acquiring the Exchange Shares and to make an informed investment decision with respect thereto.

6.2 True and Correct Information and Material Changes.  All information that NPT has provided or will provide to the Company is or will be correct and complete as of the date furnished to the Company, and, if there should be any material change in such information prior to the Closing NPT will immediately provide the Company with such information.

6.3 No Solicitation.  NPT, on behalf of itself and its Shareholders who will receive Exchange Shares at Closing, acknowledges and agrees that it was not solicited by the Company or by any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or made available over telephone lines by any information service, or any seminar or meeting whose attendees had been invited by any means of general solicitation or general advertising.

6.4 No Other Representations or Warranties.  Except as expressly set forth in this Agreement and the Schedules hereto, the Company has not made any representation or warranty to NPT in connection with this Agreement.  NPT’s decision to enter into this Agreement is based upon its own independent judgment and investigation and not on any representations and warranties of the Company other than those expressly stated in this Agreement and in the Schedules hereto.

7.  CLOSING IN ESCROW AND CONDITIONS TO CLOSING.  The parties agree that the Closing shall take place by depositing on the Closing Date all closing documents, fully executed, in an escrow with Lance Capital Ltd., an Ontario Canada corporation, acting as escrow agent (the “Escrow Agent”) pending fulfillment of the conditions specified herein.  The Escrow Agent shall accept such transaction documents and hold them in escrow in accordance with the provisions of this Section 7.

7.1 Closing in Escrow.  Upon the execution and delivery by the Bahamian Government of the Licenses specified in Schedule B hereto and consent of the Bahamian Government to the change of ownership of Atlantic and Bahamas and there being no further approvals of the Bahamian Government required for the implementation of such Licenses and the exploration activities contemplated thereby, the Escrow Agent shall release the transaction documents from escrow and deliver them to the parties as contemplated in such documents.

7.2 Liability of Escrow Agent; Indemnification of Escrow Agent.  The acceptance by the Escrow Agent of its appointment under this Agreement is based upon and is subject to the following terms and conditions which shall govern the rights, duties, liabilities and immunities of the Escrow Agent.

(a)  The Escrow Agent shall be entitled to rely on the validity of any written certificate, opinion, direction or instruction referred to in this Agreement and to assume and rely upon the authority of the person making or signing such document, the genuiness of the signatures thereto and on the truth of facts as set out therein and the Escrow Agent shall not be bound by any notice or direction to the contrary by any person other than the person entitled to give such notice hereunder.  The Escrow Agent shall not be required to inquire into or interpret any terms or agreement existing between the parties in connection with this transaction and shall not be required to exercise any discretion hereunder.  The Escrow Agent shall be entitled to apply to a court having jurisdiction for any instruction or to affirm any instruction upon which it has been requested to act.  The Escrow Agent may retain such independent counsel or other advisors as it reasonably may require for such purpose or otherwise for the purpose of discharging or determining its duties, obligations or rights hereunder and may act and rely on the advise or opinion so obtained.

(b)  The Company and NPT (on behalf of itself its Shareholders, Atlantic and Bahamas) hereby release the Escrow Agent from any and all actions, causes of action, claims, demands, damages, losses, costs, liabilities, penalties and expenses whatsoever, whether arising, directly or indirectly, by way of statute, contract, tort or otherwise in connection herewith for anything whatsoever other than as a result of the Escrow Agent’s fraud, gross negligence or willful misconduct.  The Company and NPT (on behalf of itself, its Shareholders, Atlantic and Bahamas) agree to indemnify, hold harmless and defend the Escrow Agent from and against any and all actions, causes of action, claims, demands, damages (which damages include consequential damages), losses, costs, liabilities, penalties and expenses, of any nature or kind including all legal or adviser fees and other disbursements, which may be made or brought against it or which it may suffer or incur as a result of or in respect of or arising out of its appointment as Escrow Agent hereunder, except such as shall result solely and directly from its own fraud, gross negligence or willful misconduct.  This obligation of the parties to indemnify the Escrow Agent shall survive the termination or discharge of this Agreement, the release of the transaction documents and the resignation of the Escrow Agent.

(c)  The Escrow Agent shall have no duties except those which are expressly set forth herein.  Each of the other parties to this Agreement expressly acknowledges and agrees that the duties of the Escrow Agent hereunder are purely administrative in nature and that the Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection therewith, except for its own fraud, gross negligence or willful misconduct.

(d)  The Escrow Agent shall be under no obligation to institute or defend any action, suit or legal proceeding in connection herewith.  The Escrow Agent shall not be liable for any actions taken or omitted to be taken by it, or any action suffered by it to be taken or omitted by it, in good faith and in the exercise of its rights and powers hereunder, and it may rely conclusively and shall be protected in acting in good faith upon any notice, instruction, consent, certificate, order, affidavit, letter or other paper or document believed by it to be genuine and to have been signed or sent by the proper person or persons on behalf of any party hereto.  The Escrow Agent shall not be required to give any bond or surety in respect of the execution of the duties and powers intended to be conferred it hereunder.

(e)  In the event of any disagreement between the parties hereto resulting in adverse claims or demands with respect to the transaction documents or any portion thereof, the Escrow Agent may (but shall not be obliged to) deposit the escrowed transaction documents or any portion thereof then in his possession with a court of competent jurisdiction in the Province of Ontario or the State of New York, which deposit may include a request for an interpleader order or such other proceeding as is appropriate to mediate the dispute without further participation by the Escrow Agent.  Upon the Escrow Agent making such deposit, the Escrow Agent shall be discharged and released of his duties and obligations hereunder.  The Company and NPT (on behalf of itself, its Shareholders, Atlantic and Bahamas) acknowledge and agree that the Escrow Agent, in its sole discretion, shall be entitled to represent itself in connection with any legal actions taken in connection with this Agreement.

7.3 Documents to be delivered to the Company. At the Closing, the following documents shall be delivered to the Company by NPT, which documents shall be reasonably satisfactory in form and content to the Company's counsel:

(a)       Certificates executed by an officer of NPT, dated as of the Closing Date, certifying that the representations and warranties of NPT, contained in this Agreement and the information set forth in all Schedules hereto are then true and correct and that NPT has or will have complied with all agreements and conditions required by this Agreement and all related agreements to be performed or complied with by NPT prior to any release of the closing documents by the Escrow Agent.

(b)       A copy of the directors' resolution or the minutes of the meeting of the directors of NPT approving the execution and performance of this Agreement.

(c)       A share certificate representing the Atlantic Shares.

(d)       A share certificate representing the Bahamas Shares.

(e)       All completed Schedules called for in this Agreement.

(f)        Resignations of the officers and directors of Atlantic and Bahamas

(g)       Copies of technical information regarding the licensed properties collected, purchased or held by NPT

7.4 Documents to be delivered to NPT.  At the Closing the following documents shall be delivered to NPT by the Company.

(a)       A certificate executed by the Company that the Exchange Shares have been properly recorded in the Share records of the Company.  The parties agree that the Company shall not issue certificates representing the Exchange Shares, but that such Exchange Shares shall be registered in the share registry maintained by the Company.

(b)       To NPT, a certificate executed by the Company dated as of the Closing Date, certifying that the representations and warranties of the Company contained in this Agreement are then true and correct and that the Company has complied with all agreements and conditions required by this Agreement to be performed by it.

(c)       To NPT, a copy of the directors' resolution or the minutes of the meeting of the directors of the Company approving the execution and performance of this Agreement.

(d)       All completed Schedules called for in this Agreement.

(e)       A Promissory Note as described in Article 1.3 hereof

7.5 Conditions Precedent to Closing as Release of Escrow. The obligations of the parties under this Agreement are subject to the satisfaction of the following conditions (in addition to other conditions and terms of this Agreement:

(a)       Representations and Warranties Correct.  The representations and warranties of every party contained in this Agreement shall be in all material respects true and correct on and as of the Closing Date and on the date that the Escrow is released, as if made on such date.

(b)       Compliance.  The Company, NPT on its own behalf and on behalf of Atlantic and Bahamas each shall have performed all covenants and agreements, satisfied all conditions and complied with all other terms and provisions of this Agreement to be respectively performed, satisfied or complied with by it as of the Closing Date or as of the date that the Escrow is to be released, as the case may be.

(c)       No Errors or Misrepresentations. The Company shall not have discovered any material error, misstatement or omission in or failure of any representation or warranty made by any of the other parties, and NPT shall not have discovered any material error, misstatement or omission in or failure of any representation or warranty made by the Company.

(d)       Due Diligence Examination. The Company shall have completed a due diligence examination of Atlantic and Bahamas including an audit of both Company’s accounting records satisfactory to the Company covering all books, records, contracts and other documents and all financial affairs of Atlantic and Bahamas. NPT shall have completed a due diligence examination of the Company satisfactory to NPT covering all books, records, contracts and other documents and all financial affairs of the Company.

(e)       Condition on Delivery of Licenses. It is understood and agreed that the final granting by the Bahamian Government of the Licenses covering certain exploration rights in the Atlantic Ocean under the jurisdiction of the Bahamian Government shall have been completed and delivered, and all necessary approvals of the Bahamian Government for the change in ownership of Atlantic and Bahamas obtained, prior to the release of any documents held in Escrow.  NPT shall use its best effort to see that these Licenses and approvals are delivered fully executed on or before October 31, 2009.  In the event the Licenses and approvals are not delivered fully executed by the Bahamian Government by December 31, 2009 this agreement shall become null and void and all actions taken by the Company, NPT on its own behalf and on behalf of Atlantic, Bahamas and the Shareholders shall be unwound as though they had never taken place.  In the event of the unwinding of this transaction all parties to this Agreement shall be relieved of any liability to the other parties

8  OTHER COVENANTS OF THE PARTIES. The parties agree that, prior to and after the Closing:

8.1 Effectuation of this Agreement.  The parties hereto each will use their best efforts to cause this Agreement and all related agreements and conditions to become effective, and all transactions herein and therein contemplated to be consummated, in accordance with its and their terms, to obtain all required consents, waivers and authorizations of governmental entities and other third parties, to make all filings and give all notices to those regulatory authorities or other third parties which may be necessary or reasonably required in order to effect the transactions contemplated in this Agreement, and to comply with all federal, local and state laws, rules and regulations as may be applicable to the contemplated transactions.

8.2 Restriction on Action.  The parties each agree that they will not do any thing or act prohibited by this Agreement or any related agreement, or fail to do any thing or act which he or it has undertaken to do in this Agreement or any related agreement.

8.3 Confidentiality.  NPT, on behalf of itself and its Shareholders, Bahamas, Atlantic and the Company covenant that they each will not disclose any confidential information of the other parties, except to its officers, directors, attorneys, accountants, and employees involved in these transactions, and only then on the condition that such individuals not disclose the information disclosed to them.  Notwithstanding the foregoing, the terms of this Agreement, or of any of the transactions contemplated hereby, may be disclosed following execution hereof, provided that each party will provide at least twenty-four hours' notice to the other party prior to making the initial public announcement regarding the transaction.  In addition, either party may disclose this Agreement or any part hereof to any third party at any time if required to do so by law, this Agreement or other contractual obligation.  This Agreement may be filed with the SEC as an exhibit to a registration statement, at which time this Agreement shall become a public document.

9.  SURVIVAL OF COVENANTS AND WARRANTIES.

9.1 Indemnification by NPT.  NPT agrees to defend, indemnify and hold the Company, any subsidiary or affiliate thereof, and its respective successors, officers, directors and controlling persons (the "Indemnified Company Group") harmless from and against any and all losses, liabilities, damages, costs or expenses (including reasonable attorney's fees, penalties and interest) payable to or for the benefit of, or asserted by, any party resulting from, arising out of, or incurred as a result of (a) the breach of any representation made by NPT on its own behalf or on behalf of Atlantic, Bahamas or NPT’s Shareholders herein or in accordance herewith; (b) the breach of any warranty or covenant made by NPT on its own behalf or on behalf of, Atlantic Bahamas or the NPT Shareholders herein or in accordance herewith; or (c) any claim, whether made before or after the date of this Agreement, or any litigation, proceeding or governmental investigation, whether commenced before or after the date of this Agreement, arising out of the business of NPT, Atlantic, or Bahamas or arising out of any act or occurrence, prior to, or any state of facts existing as of the Closing.

9.2 Survival of Covenants and Warranties.  The representations, warranties, covenants and agreements made by NPT on the one hand, and the Company on the other hand, shall survive the Closing and shall be fully enforceable at law or in equity against such other party and its successors and assigns for a period of one year after the Closing Date.  Any investigation at any time made by or on behalf of (or any disclosure to) any party hereto shall not diminish in any respect whatsoever its right to rely on the representations and warranties of the other party hereto.

9.3 Notice of Claims. The Company and NPT, Atlantic, Bahamas and the NPT Shareholders each agree to give prompt written notice to the other of any claim against the party giving notice which might give rise to a claim by it against the other party hereto, stating the nature and basis of the claim and the actual or estimated amount thereof.

10.TERMINATION OF THIS AGREEMENT.

10.1 Grounds for Termination.  This Agreement shall terminate:

(a)   By mutual written consent of the Company and NPT; or

(b)   By Company or NPT, if:

(i)    all the conditions precedent to its respective obligations hereunder have not been satisfied or waived prior to December 31, 2009, as it may be accelerated or extended, or if all of the Shareholders of NPT are not accredited investors, as that term is used under Regulation D;

(ii)   any party shall have defaulted or refused to perform in any material respect under this Agreement, or if the Company or NPT should have reasonable cause to believe there has been a material representation concerning, or failure or breach of, any representation or warranty by the other party, or if it appears that either NPT or the Company has committed any unlawful acts affecting the other party;

(iii)  the transactions contemplated in this Agreement and related agreements have not been consummated by December 31, 2009, as it may be accelerated or extended,

(iv)  either the Company or NPT shall reasonably determine that the transactions contemplated in this Agreement have become inadvisable by reason of the institution or threat by any federal, state or municipal governmental authorities or by other person whatever of a formal investigation or of any action, suit or proceeding of any kind against either or both parties which in one party's reasonable belief is material in light of the other party's business, prospects, properties or financial condition;

10.2  Survival of Confidentiality Provisions.  Upon termination of this Agreement for any reason, (i) the covenants of the parties concerning the confidentiality and proprietary nature of all documents and other information furnished hereunder shall remain in force except as to information which has otherwise become public knowledge, and (ii) each party shall promptly return all documents received from the other party in connection with this Agreement.  This Paragraph constitutes a mutual covenant of the parties, and either may judicially enforce it.

11.MISCELLANEOUS PROVISIONS.

11.1  Assignment.  Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto without the prior written consent of the party not seeking assignment, and any purported assignment without such consent shall be null and void and of no force or effect.  No such assignment shall relieve the assignor of any obligations created under this Agreement.

11.2  Parties in Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and permitted assigns.  Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto nor thereto any rights or remedies hereunder or thereunder, except as expressly set forth in this Agreement.

11.3 Entire Agreement.  This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

11.4 Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Further, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

11.5 Survival of Representations, Warranties and Covenants.  The representations, warranties and covenants of all parties contained herein shall survive the Closing, and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the Company or NPT, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing.

11.6 Interpretation.  This Agreement shall be governed by and construed under the laws of the State of Delaware and shall be interpreted as if both parties participated equally in its drafting.  The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.  Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.  Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular provision in this Agreement, unless otherwise noted.

11.7 Notice.  Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States of Canadian mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by telefax transmission or by delivery by use of a messenger which regularly retains its delivery receipts. Such notice shall be deemed received on the date on which it is delivered to the addressee. For purposes of notice, the addresses of the parties shall be as follows:

If to NPT:

NPT Oil Corporation Ltd.
c/o Bateman & Company
Trafalgar Place, P.O. Box 792
West Bay Rd, Unit D
Grand Cayman, Cayman Islands
KY1-1303

With copy to:

Lance Capital Ltd.
1226 White Oak Blvd.
Suite 10A
Oakville, Ontario L6H 2B9

If to Company:

Offshore Petroleum Corporation
110 East Broward Boulevard, Ste 1700
Ft. Lauderdale, FL 33301

With copy to

Lance Capital Ltd.
1226 White Oak Blvd.
Suite 10A
Oakville, Ontario L6H 2B9

11.8 No Brokers:  Each party represents and warrants to the others and agrees that it has not employed or engaged, and will not employ or engage, any person as a finder or broker in connection with the transactions contemplated herein, and that no person is entitled to compensation as a finder or broker.  Each party hereby indemnifies the other parties and holds the other parties harmless from and against any claims of any third persons claiming to have acted as a finder or broker in connection with the transactions herein contemplated, and such indemnity shall include all expenses, costs and damages arising from or related to such claims, including reasonable attorneys' fees.

11.9 Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature or scanned and emailed signatures of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile or scanned copies of signatures shall constitute enforceable original documents.

11.10 Prevailing Party (Attorneys' Fees) Clause.  In the event of any litigation or proceeding arising as a result of the breach of this Agreement or the failure to perform hereunder, or failure or untruthfulness of any representation or warranty herein, the party or parties prevailing in such litigation or proceeding shall be entitled to collect the costs and expenses of bringing or defending such litigation or proceeding, including reasonable attorneys' fees, from the party or parties not prevailing.

11.12 Relationship of the Parties.  Nothing in this Agreement is intended to be construed so as to suggest that the parties hereto are partners or joint venturers, or that any party or its employees is the employee or agent of the other.  Neither NPT nor the Company has any express or implied right or authority under this Agreement to assume or create any obligations on behalf of or in the name of the other party to any contract, agreement, arrangement, understanding or undertaking with any third party.

11.13 No Advice Given. NPT, on behalf of itself and its Shareholders who are receiving Exchange Shares, acknowledges and agrees that they have neither asked for nor received any legal or tax advice from the Company or its Directors or any other person associated with the Company in regard to this Agreement or the transactions herein contemplated, and have instead relied on advice and counsel furnished by their own legal or other advisers in order to satisfy themselves as to the tax and other legal implications to them of the transactions contemplated in this Agreement and issuance of the Exchange Shares.

IN WITNESS WHEREOF, all parties have executed this Agreement as of the date first set out above.

OFFSHORE PETROLEUM CORP.

By	/s/ John Rainwater
Name: John Rainwater
Title: Chief Executive Officer

NPT OIL CORPORATION LTD.

By	/s/ Ryan Bateman
Name: Ryan Bateman
Title: President

SCHEDULE  A

NPT directs the Company to issue at Closing the number of Exchange Shares indicated below to each of NPT’s Shareholders as follows, such issuance to be considered satisfaction of the share component of the Purchase Price payable to NPT at Closing.

Allocated Company Shares

Ryan Bateman	2,463,000
82 Drake Quay
Cayman Islands

John Lowell Rainwater	3,806,000
915 Vista Verde Way
Bakersfield, CA 93309

NPT Fund	2,238,000
P. O. Box 792, West Bay Road
Unit D. Trafalgar Place, Grand Cayman
Cayman Islands KY1-1303

Milo Holdings Ltd.	4,477,000
Walkers Chambers – 171 Main Street
P. O. Box 92, Road Town
Tortola VG1110 British Virgin Islands

Mickey W. Wiesinger	672,000
P. O. Box 10763
Bakersfield, CA 93389

Kevin Gottshall	1,344,000
27 Gilded Pond Place
The Woodlands
Texas 77381

15,000,000

SCHEDULE B

The Licenses are more particular described in the following Exhibits.

EXHIBIT "A"
To License Application of
ATLANTIC EXPLORATION LTD.
Limits of Area Venus

All those lands or submarine areas or both indicated on the attached plat situate in the Commonwealth of the Bahamas and having an approximate area of Eight hundred and Forty-eight thousand, Six hundred and Thirty (848,630) acres.

The following coordinates specify the Southwestern corner of each of the ten (10) submarine blocks to be covered by License No. 2 (Area Venus).

Block No.	Longitude		Latitude
11	78°	40'W	27°	00' N
12	78°	30'W	27°	00' N
13	78°	20'W	27°	00' N
45	78°	10'W	27°	00' N
10	78°	50'W	27°	00' N
1	79°	00'W	27°	10' N
2	78°	50'W	27°	10' N
6	78°	10'W	27°	10' N
43	79°	00'W	27°	20' N
48	78°	10'W	27°	20' N

EXHIBIT "A"
To License Application of
ATLANTIC EXPLORATION LTD.
Limits of Area Neptune

All those lands or submarine areas or both indicated on the attached plat situate in the Commonwealth of the Bahamas and having an approximate area of Eight hundred and Forty-eight thousand, Six hundred and Thirty (848,630) acres.

The following coordinates specify the Southwestern corner of each of the ten (10) submarine blocks to be covered by License No. 2 (Area Neptune).

Block No.	Longitude		Latitude
40	78°	10'W	27°	30'N
30	78°	10'W	27°	40'N
31	78°	00'W	27°	40'N
32	77°	50'W	27°	40'N
19	78°	10'W	27°	50'N
21	77°	50'W	27°	50'N
22	77°	40'W	27°	50'N
9	77°	50'W	28°	00'N
10	77°	40'W	28°	00'N
11	77°	30'W	28°	00'N

EXHIBIT "A"
To License Application of
ATLANTIC EXPLORATION LTD.
Limits of Area Mercury

All those lands or submarine areas or both indicated on the attached plat situate in the Commonwealth of the Bahamas and having an approximate area of Eight hundred and Forty-eight thousand, Six hundred and Thirty (848,630) acres.

The following coordinates specify the Southwestern corner of each of the ten (10) submarine blocks to be covered by License No. 2 (Area Mercury).

Block No.	Longitude		Latitude
47	78°	20'W	27°	20' N
37	78°	40'W	27°	30' N
38	78°	30'W	27°	30' N
39	78°	20'W	27°	30' N
29	78°	20'W	27°	40' N
18	78°	20'W	27°	50' N
6	78°	20'W	28°	00' N
7	78°	10'W	28°	00' N
8	78°	00'W	28°	00' N
20	78°	00'W	27°	50 N

EXHIBIT "A"
To License Application of
ATLANTIC EXPLORATION LTD.
Limits of Area Aphrodite

All those lands or submarine areas or both indicated on the attached plat situate in the Commonwealth of the Bahamas and having an approximate area of Eight hundred and Forty-eight thousand, Six hundred and Thirty (848,630) acres.

The following coordinates specify the Southwestern corner of each of the ten (10) submarine blocks to be covered by License No. 2 (Area Aphrodite).

Block No.	Longitude		Latitude
16	79°	00' W	26°	50' N
17	78°	50' W	26°	50' N
18	78°	20' W	26°	40' N
19	78°	30' W	26°	50' N
20	78°	20' W	26°	50' N
9	79°	00' W	27°	00' N
46	79°	00' W	26°	40' N
3	78°	50' W	26°	40' N
5	78°	30' W	26°	40' N
4	78°	40' W	26°	40' N

EXHIBIT "A"
To License Application of
BAHAMAS EXPLORATION LIMITED

Limits of Area Poseidon

All those lands or submarine areas or both indicated on the attached plat situate in the Commonwealth of the Bahamas and having an approximate area of Eight hundred and Forty-eight thousand, Six hundred and Thirty (848,630) acres.

The following coordinates specify the Southwestern corner of each of the ten (10) submarine blocks to be covered by License No. 2 (Area Poseidon).

Block No.	Longitude		Latitude
44	78°	50'W	27°	20'N
36	78°	50'W	27°	30'N
25	79°	00'W	27°	40'N
26	78°	50'W	27°	40'N
27	78°	40'W	27°	40'N
28	78°	30'W	27°	40'N
14	79°	00'W	27°	50'N
15	78°	50'W	27°	50'N
17	78°	30'W	27°	50'N
5	78°	30'W	28°	00'N

EXHIBIT "A"
To License Application of
BAHAMAS EXPLORATION LIMITED
Limits of Area Apollo

All those lands or submarine areas or both indicated on the attached plat situate in the Commonwealth of the Bahamas and having an approximate area of Eight hundred and Forty-eight thousand, Six hundred and Thirty (848,630) acres.

The following coordinates specify the Southwestern corner of each of the ten (10) submarine blocks to be covered by License No. 2 (Area Apollo).

Block No.	Longitude		Latitude
1	79°	10'W	28°	00' N
2	79°	00'W	28°	00' N
3	78°	50'W	28°	00' N
4	78°	40'W	28°	00' N
16	78°	40'W	28°	00' N
41	79°	20'W	27°	20' N
33	79°	20'W	27°	30' N
23	79°	20'W	27°	40' N
12	79°	20'W	27°	50' N
13	79°	10'W	27°	50' N

EXHIBIT "A"
To License Application of
BAHAMAS EXPLORATION LIMITED
Limits of Area Hermes

All those lands or submarine areas or both indicated on the attached plat situate in the Commonwealth of the Bahamas and having an approximate area of Eight hundred and Forty-eight thousand, Six hundred and Thirty (848,630) acres.

The following coordinates specify the Southwestern corner of each of the ten (10) submarine blocks to be covered by License No. 2 (Area Hermes).

Block No.	Longitude		Latitude
14	79°	20'W	26°	50' N
7	79°	20'W	27°	00' N
49	79°	20'W	27°	10' N
50	79°	10'W	27°	10' N
8	79°	10'W	27°	00' N
15	79°	10'W	26°	50'N
42	79°	10'W	27°	20'N
34	79°	10'W	27°	30' N
24	79°	10'W	27°	40'N
35	79°	00'W	27°	30'N

ANNEXURE "A"
To License Application of
BAHAMAS EXPLORATION LINIITED
Limits of Area Zeus

All those lands or submarine areas or both indicated on the attached plat situate in the Commonwealth of the Bahamas.

The following coordinates specify the Southwestern corner of each of the two (2) submarine blocks to be covered by License No. 2 (Area Zeus).

Block No.	Longitude	Latitude
4	78° 20'W	27° 20'N
5	78° 30'W	27° 20'N

Schedule “C”

Description of Royalties

The following is a list of the parties entitled to Gross Overriding Royalties on all production from the properties being licensed from the Bahamian Government.  The agreements covering these royalties have been delivered to the Company, which the Company hereby acknowledges.

Kevin Gottshall	Half of one percent	(0.5)%

B&C Capital Ltd.	Three percent	(3)%

Gary l. Ronning	One and one half	(1.5)
	percent

John L. Rainwater	One and one half	(1.5)
	percent

ADDENDUM

Made this 22nd day of December, 2009

To Agreement dated November 18, 2009 between Offshore Petroleum Corp., and NPT Oil Corporation Ltd., (the Agreement).

Whereas the parties anticipated that the Licenses from the Bahamian Government would be finalized on or before December 31, 2009; and

Whereas the parties to the Agreement agree to extend the date to allow the Bahamian Government further time.

Now therefore the parties to the Agreement agree as follows:

The date of December 31, 2009 for delivery of the Licenses from the Bahamian Government and completion of the Escrow condition, where referred to in the Agreement, shall be extended to February 15, 2010.

All other terms and conditions of the Agreement shall remain the same and time shall remain of the essence.

In Witness whereas the parties have executed this Addendum as of the first date written above.

Offshore Petroleum Corp.

By:

NPT Oil Corporation Ltd.

By: